UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2015

WESTLAKE CHEMICAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Equity Purchase Agreement

On April 29, 2015, Westlake Chemicals Partners LP (the “Partnership”) purchased an additional 2.6994% newly issued limited partner interest in Westlake Chemical OpCo LP (“OpCo”), on a fully diluted basis after giving effect to the issuance, for approximately $135.3 million (the “Acquisition”) pursuant to the terms of an equity purchase agreement (the “Equity Purchase Agreement”), dated as of April 29, 2015 and effective as of April 1, 2015, by and among the Partnership, OpCo and WPT LLC (“WPT”), resulting in the Partnership holding approximately an aggregate 13.3% limited partner interest in OpCo, on a fully diluted basis after giving effect to the issuance. The Equity Purchase Agreement contains customary representations, warranties and indemnities. In order to fund the Partnership’s obligations in connection with the Acquisition, the Partnership entered into a $300 million senior unsecured revolving credit facility (the “MLP Revolver”), dated April 29, 2015, by and between the Partnership and Westlake Chemical Finance Corporation (“Finance Corp.”).

MLP Revolver

The MLP Revolver is scheduled to mature on April 29, 2018. Borrowings under the MLP Revolver bear interest at LIBOR plus a spread ranging from 2.00% to 3.00% (depending on the Partnership’s consolidated leverage ratio), payable quarterly. The MLP Revolver provides that the Partnership may pay all or a portion of the interest on any borrowings in kind, in which case any such amounts would be added to the principal amount of the loan. The MLP Revolver requires that the Partnership maintain a consolidated leverage ratio of either (1) during the period through the end of the fourth fiscal quarter following certain material acquisitions (including material acquisitions of additional interests in OpCo), 5.50:1.00 or less, or (2) during any other period, 4.50:1.00 or less. The MLP Revolver also contains certain other customary representations and warranties, covenants and events of default. The repayment of borrowings under the MLP Revolver prior to the scheduled maturity is subject to acceleration upon the occurrence of an event of default. As of April 29, 2015, there were $135.3 million principal amount of borrowings outstanding under the facility, which the Partnership borrowed to satisfy its obligations in connection with the Acquisition. The Partnership intends to use the MLP Revolver to purchase additional limited partnership interests in OpCo in the future, repay funds borrowed under affiliate agreements for expansion projects and for general partnership purposes.

The terms of the Equity Purchase Agreement and the MLP Revolver (the “Transaction Documents”), including the Acquisition, were unanimously approved on behalf of the Partnership by the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Westlake Chemical Partners GP LLC (the “General Partner”), which is the general partner of the Partnership. The Conflicts Committee, composed solely of independent members of the Board of Directors of the General Partner, retained independent legal and financial advisors to assist in evaluating and negotiating the Equity Purchase Agreement and the MLP Revolver. In approving such agreements and the Acquisition, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership pursuant to the Equity Purchase Agreement was fair to the Partnership from a financial point of view. The Conflicts Committee determined that the Transaction Documents were fair and reasonable and in the best interests of the Partnership and the unaffiliated holders of limited partnership interests in the Partnership.

The foregoing descriptions of the Equity Purchase Agreement and the MLP Revolver do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Equity Purchase Agreement and the MLP Revolver, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference.

Relationships

Each of the Partnership, OpCo, the General Partner, WPT and Finance Corp. is a direct or indirect subsidiary of Westlake Chemical Corporation (“Westlake”). As a result, certain individuals, including certain officers and directors of Westlake, the Partnership and the General Partner, serve as officers and/or directors of more than one of such other entities.

As more fully described in the “Certain Relationships and Related Transactions, and Director Independence” section of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference, Westlake owns and controls the General Partner and owns through its wholly owned subsidiaries 1,436,115 common units representing limited partner interests in the Partnership, all of the subordinated units representing limited partner interests in the Partnership and the Partnership’s incentive distribution rights. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

This private placement of the newly issued limited partner interests in OpCo pursuant to the Equity Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K with respect to the purchase by the Partnership of newly issued limited partner interests in OpCo using funds borrowed under the MLP Revolver is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 29, 2015, the Partnership issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any of the Partnership’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Equity Purchase Agreement by and among Westlake Chemical Partners LP, Westlake Chemical OpCo LP and WPT LLC, dated as of April 29, 2015.

10.1	Senior Unsecured Revolving Credit Agreement by and among Westlake Chemical Partners LP and Westlake Chemical Finance Corporation, dated as of April 29, 2015.

99.1	Press release issued on April 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP

By:	Westlake Chemical Partners GP LLC,
its general partner

By:	/s/ Albert Chao
Albert Chao
President, Chief Executive Officer and Director

Date: April 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Equity Purchase Agreement by and among Westlake Chemical Partners LP, Westlake Chemical OpCo LP and WPT LLC, dated as of April 29, 2015.

10.1	Senior Unsecured Revolving Credit Agreement by and among Westlake Chemical Partners LP and Westlake Chemical Finance Corporation, dated as of April 29, 2015.

99.1	Press release issued on April 29, 2015.